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[BIRDS EYE LOGO]
                                                      Exhibit 99.1
                                                      Contact: Bea Slizewski
                                                                585-264-3189
                                                                Mike Lawrence
                                                                617-216-9891


                    BIRDS EYE FOODS ANNOUNCES PLANS TO FOCUS
                            ON ITS BRANDED BUSINESSES

ROCHESTER, N.Y. July 25, 2006...Birds Eye Foods, Inc. today announced that it will concentrate its resources on its branded businesses, and increase its focus on new products and marketing. "An innovative product like Birds Eye Steamfresh is an example of our future," said Neil Harrison, Birds Eye Foods chairman, president and CEO. "It is a new product that provides value and convenience to consumers, takes advantage of our brand strength, and drives category growth and sales for our retailers."

As a result, Birds Eye will be exiting the vast majority of its non-branded frozen business over the next 12 to 18 months, and plans to sell five related production facilities. Birds Eye Foods will continue to deliver non-branded frozen products to current customers during this period.

 "We believe there is tremendous potential and trust in the Birds Eye brand and our other brands that we have yet to tap fully," Harrison continued. "Our non-branded frozen business, with its lower margins, utilized resources which now can be freed up to drive brand growth and to compete more aggressively with competitors who are not producing non-branded lines."

Birds Eye Foods is the largest company in the branded frozen vegetable category, but is the only remaining branded manufacturing company having a significant non-branded presence.

Birds Eye Foods has already received a number of unsolicited inquiries about its non-branded frozen business and facilities, and will be exploring those and other alternatives in the coming weeks. The non-branded frozen facilities include: Brockport, Bergen and Oakfield, N.Y.; Fairwater, Wisconsin; and Montezuma, Georgia. In total, these facilities employ approximately 740 full-time workers. Any facility not sold after its current production season will be closed between October 2006 and June 2007. In addition, the decision to exit the non-branded business will affect a number of administrative positions in offices in Rochester, N.Y. and Green Bay, Wisconsin. The Company's research and development facility will remain in Green Bay.

Birds Eye Foods believes its non-branded frozen facilities will be attractive to buyers for whom that business, as opposed to branded products, is a central focus. "We'd like to sell these facilities as ongoing businesses," Harrison continued, "because that would be in the best long term interest of our current employees who work there as well as our customers and suppliers."

Another impact of this decision will be the closure of the Birds Eye facility in Watsonville, California at the end of the calendar year. This facility employs approximately 550 workers.

Familiar Birds Eye Foods brands in the frozen aisle include Birds Eye, Birds Eye Steamfresh, Birds Eye Voila!, C&W, Freshlike and McKenzie's. Other processed foods marketed by Birds Eye Foods include fillings and toppings (Comstock and Wilderness); chili and chili ingredients (Nalley and Brooks); salad dressings (Bernstein's and Nalley); snacks (Tim's and Snyder of Berlin) and Birds Eye Fresh, a premium line of fresh vegetables.

This press release contains predictions, estimates, and other "forward-looking statements" within the meaning of section 21E of the Exchange Act and section 27A of the Securities Act regarding the Company's plan to exit the non- branded frozen business including without limitation, estimated costs and expenses associated with the Company's exit activities, facilities sales and closures, workforce reductions, expected completion dates and expected operational benefits from the Company's exit activities. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as of the date of this press release. These risks include, but are not limited to: the Company's ability to effectively complete the exit of the non-branded frozen business, the Company's ability to sell its non- branded frozen production facilities and the Company's ability to realize anticipated savings and operational benefits from its exit activities. Please refer to Birds Eye Foods' Annual Report on Form 10-K Equivalent for the fiscal year ended June 25, 2005 as well as other reports and information filed or furnished by Birds Eye Foods with the Securities and Exchange Commission for more information on factors that could cause actual results to differ.